EXHIBIT 16.1

MOORE & ASSOCIATES, CHARTERED ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

August 11, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re:   SYZYGY ENTERTAINMENT, LTD.

Dear Sirs:

We were previously the principal auditors for Syzygy Entertainment, Ltd. and we reported on the financial statements of Syzygy Entertainment, Ltd for the two years ended December 31, 2008.  We have read Syzygy Entertainment, Ltd.'s statements under Item 4 of its Form 8-K, dated August 11, 2009, and we agree with such statements.

For the most recent fiscal period through to August 11, 2009, there have been no disagreements between Syzygy Entertainment, Ltd. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,

/s/ Moore & Associates, Chartered

Moore & Associates, Chartered
Las Vegas, Nevada

6490 West Desert Inn Road, Las Vegas, NV 89146
(702) 253-7499 Fax (702) 253-7501